EXHIBIT 8.2

                    [LETTERHEAD OF CARTER, LEDYARD & MILBURN]

                                  June 5, 2001


Bowater Incorporated
55 East Camperdown Way
P.O. Box 1028
Greenville, South Carolina  29602

Ladies and Gentlemen:

     We have acted as special United States tax counsel for Bowater Incorporated, a corporation existing under the laws of Delaware ("Bowater") in connection with the arrangement contemplated by the Arrangement Agreement, dated as of April 1, 2001, between Alliance Forest Products Inc., a corporation existing under the laws of Canada ("Alliance"), and Bowater, as described in the Registration Statement of Bowater on Form S-3 transmitted to the Securities and Exchange Commission on June 5, 2001 (the "Registration Statement").

     We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements contained in the section of the Registration Statement captioned "Income Tax Considerations - United States Federal Income Tax Considerations," to the extent that each such statement constitutes a statement of United States federal income tax law or a legal conclusion with respect thereto, is our opinion, as of the date hereof, with respect to the matters set forth therein. No opinion is expressed on matters other than those specifically referred to herein.

     We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of facts that might change the opinions expressed herein after the date hereof.

     The opinion expressed herein is solely for your benefit and the benefit of holders of exchangeable shares of Bowater Canada Inc., an indirectly owned subsidiary of Bowater, and may not be relied upon in any manner or for any purpose by any other person.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Income Tax Considerations - United States Federal Income Tax Considerations" and "Legal Opinions." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,



                                            /s/  CARTER, LEDYARD & MILBURN